Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in Registration Statement No. 333-148121, No. 333-148385, No. 333-130315, No. 333-132489 and No. 333-138341 each on Form S-3 and Registration Statement No. 333-122737 and No. 333-129781 each on Form S-8 of our report dated February 29, 2008, relating to the financial statements of Bighorn Gas Gathering, L.L.C., for the period October 1, 2007 through December 31, 2007, appearing in this Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Denver, Colorado February 29, 2008